Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Telos Corporation
19886 Ashburn Road
Ashburn, Virginia 20147

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 25, 2021, relating to the consolidated financial statements of Telos Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
McLean, Virginia
March 31, 2021